Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K



                              ARTHUR ANDERSEN LLP







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 14 to Form N-1A Registration Statement of Marshall Funds, Inc. of our report dated October 13, 1995, on the financial statements of Marshall Equity Income Fund, Marshall Value Equity Fund, Marshall Stock Fund, Marshall Mid-Cap Stock Fund, Marshall International Stock Fund, Marshall Short-Term Income Fund, Marshall Intermediate Bond Fund, Marshall Government Income Fund, Marshall Short-Term Tax-Free Fund, Marshall Intermediate Tax-Free Fund and Marshall Money Market Fund (all of the portfolios comprising the Marshall Funds, Inc.), included in or made a part of this registration statement.


/s/ Arthur Anderson LLP
ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,